UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2025

KOHL’S CORPORATION

(Exact name of registrant as specified in its charter)

Wisconsin	001-11084	39-1630919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N56 W17000 Ridgewood Drive Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (262) 703-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	KSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On May 9, 2025, Kohl’s Corporation (the “Company”) and Wells Fargo Bank, National Association (the “Agent”) entered into Amendment No. 1 (the “Amendment”) to the Credit Agreement originally dated as of January 19, 2023 (as amended, the “Revolving Credit Facility”), by and among the Company, the Agent and the lenders named therein, in order to facilitate the Company’s issuance of the Notes, as described under Item 8.01 of this Current Report on Form 8-K. The Amendment, in part, permits the Company to enter into an indenture relating to the Notes. The Amendment also permits certain transactions to be entered into by the Company in connection with the collateral securing the Notes.

Many of the banking firms that are a party to the Revolving Credit Facility or their affiliates have in the past performed, and may in the future perform, investment banking, financial advisory, lending and/or commercial banking services for the Company and certain of its subsidiaries and affiliates, for which services they have in the past received, and may in the future receive, compensation and reimbursement of expenses

The foregoing description of the Amendment is a summary only and is qualified in its entirety by reference to the text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 8.01.	Other Events

On May 13, 2025, the Company issued a press release, made pursuant to Rule 135c promulgated under the Securities Act of 1933, as amended, announcing the commencement of a private offering, subject to market and other conditions, of approximately $360 million aggregate principal amount of senior secured notes due 2030 (the “Notes”). The Notes are expected to be secured by, among other collateral, 11 distribution centers and e-commerce fulfillment facilities, which will be held in a newly-formed holding company. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The Company intends to use the net proceeds from the sale of the Notes in a series of transactions resulting in the repayment of borrowings under the Revolving Credit Facility. The Company expects to borrow under the Revolving Credit Facility to repay all of its 4.25% notes due 2025 at maturity.

This Current Report on Form 8-K (and the exhibit hereto) shall not constitute an offer to sell or the solicitation of an offer to buy the Notes. Any offers of the Notes will be made only by means of a private offering memorandum and are not being made to any person in any jurisdiction in which such offer, sale or solicitation is unlawful.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

10.1	Amendment No .1 to Credit Agreement, by and between, the Company and Agent, entered into on May 9, 2025.

99.1	Press Release, dated May 13, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2025		KOHL’S CORPORATION

	By:	/s/ Jennifer Kent
	Name:	Jennifer Kent
	Title:	Senior Executive Vice President,
Chief Legal Officer and Corporate Secretary